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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ELDER-BEERMAN STORES CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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[Elder-Beerman Logo]
                                                                    NEWS RELEASE

        3155 El-Bee Rd. - Box 1448 - Dayton, OH 45401-1448 - 937-296-2700
                               - FAX 937-296-4625



DRAFT #3
JULY 19, 2000
NOT FOR RELEASE
---------------                                   FOR MORE INFORMATION:
                                                  Scott J. Davido
                                                  Executive Vice President,
                                                  Chief Financial Officer
                                                  (937) 296-2683


                      ELDER-BEERMAN REVISES PROXY STATEMENT

          TWO LARGEST SHAREHOLDERS SUPPORT COMPANY PROPOSALS REGARDING
                     NEW DIRECTORS AND CORPORATE GOVERNANCE

DAYTON, OHIO, JULY 20, 2000 -- The Elder-Beerman Stores Corp. (NASDAQ NM: EBSC) today announced that it has amended its proxy statement to propose three new director candidates for the four board positions up for election at the company's annual meeting on August 24, 2000. Along with Dennis S. Bookshester, who has been a director of the company since December 1999, the company's new director nominees are Mark F. C. Berner, Eugene I. Davis and Charles H. Turner.

     Elder-Beerman also announced that it is proposing changes to its corporate governance rules pending shareholder approval at the annual meeting. Among other changes, the company proposes to eliminate its classified board, placing all directors up for election each year, and to lower the supermajority shareholder approval requirements for various actions to a simple majority. The company also will propose amendments to opt out of the Ohio Control Share Acquisition Act, which imposes restrictions on investors who want to acquire more than 20 percent of an Ohio company, and the Ohio Interested Shareholder Transactions Act, which imposes restrictions on the company to enter into certain transactions with a shareholder who owns more than ten percent of the company's outstanding shares.



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


ELDER-BEERMAN REVISES PROXY STATEMENT . . . PAGE 2

     Frederick J. Mershad, Chairman and Chief Executive Officer, commented, "The changes we are proposing to our board and to our corporate governance rules have been developed in consultation with our two largest shareholders, Snyder Capital Management, Inc., and investment funds affiliated with PPM America, Inc. Because of these changes, PPM has agreed not to pursue a proxy contest, and has agreed to support the company's board candidates and the board's proposals at the annual meeting. Our shareholders' interests are of paramount importance to the board and management of Elder-Beerman, and we are pleased to have reached an agreement that we believe will benefit and strengthen our relationship with our entire shareholder base."

     Mr. Mershad continued, "We are fortunate to add Mark, Gene and Cary to our board of directors. Their combination of retail, management and Wall Street financial expertise will complement the strengths of our other board members. These new members will add valuable insight as we continue to develop and implement strategic initiatives to drive shareholder value."

     Stuart J. Lissner, a Managing Director of PPM America, Inc., added, "We are pleased with the actions taken by Elder-Beerman's management. They demonstrate management's commitment to strengthening the Elder-Beerman franchise and improving shareholder value. We have pledged our support for Elder-Beerman's director slate and proposals. With the proposed changes, the shareholders will have a stronger voice in their company."

     Alan Snyder, President of Snyder Capital Management, Inc., stated, "I believe the new director slate and the changes in corporate governance proposed by Elder-Beerman's management and board of directors are very positive steps.
I am pleased that Elder-Beerman and PPM have constructively resolved their differences, and the resulting changes will benefit Elder-Beerman and its shareholders."

     Director candidate Mark F. C. Berner is the Managing Partner of SDG Resources, L.P., an oil and gas investment fund. He is a director of ThinkSheet, Inc., a software and services company and served as a director of Renaissance Technologies, a web design firm, from 1997 to March 2000. From 1996 to 1998 he was a private investment consultant in New York. In 1995, Mr. Berner served as Senior Vice President and Counsel for Turnberry Capital Management,

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


ELDER-BEERMAN REVISES PROXY STATEMENT . . . PAGE 3

L.P., a private equity fund.

     Eugene I. Davis is Chairman and CEO of Pirinate Consulting Group, L.L.C., a corporate strategy consulting firm, and Chairman and CEO of Murdock Communications Corp., a telecommunications enterprise. He also serves as CEO of SmarTalk Teleservices Corp., a prepaid calling card services provider. Mr. Davis is a director of Coho Energy, Inc., Eagle Geophysical Corp., Murdock Communications Corp., and Tipperary Corporation. During 1998 and 1999 he was Chief Operating Officer of Total-Tel Communications, Inc., a long distance phone service provider. Prior to that he was CEO of Sport Supply Group, Inc., a sporting goods and athletic equipment distributor. From 1992 to 1997, Mr. Davis was President of Emerson Radio Corp., a distributor of consumer electronics.

     Charles H. Turner is Senior Vice President and Chief Financial Officer of Pier I Imports, Inc., and has served there in capacities of increasing responsibility since 1992. Prior to joining Pier I, he served as Group Controller for JC Penney. From 1979 to 1988 he worked for KPMG Peat Marwick as a Senior Manager. Mr. Turner serves on the advisory board for the University of Virginia McIntire School of Commerce and is a director for the Boys and Girls Clubs of Greater Fort Worth.

     ELDER-BEERMAN AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS SHAREHOLDERS WITH RESPECT TO THE ITEMS TO BE VOTED ON AT THE ANNUAL MEETING AND MAY HAVE AN INTEREST EITHER DIRECTLY OR INDIRECTLY BY VIRTUE OF THEIR SECURITY HOLDINGS OR OTHERWISE. INFORMATION RELATING TO THE PARTICIPANTS ARE CONTAINED IN THE COMPANY'S PRELIMINARY PROXY STATEMENT THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2000, WHICH IS AVAILABLE AT NO CHARGE ON THE SECURITY AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. THE COMPANY ADVISES ALL ELDER-BEERMAN SHAREHOLDERS TO READ THE COMPANY'S FINAL DEFINITIVE PROXY STATEMENT WHEN IT IS FILED WITH THE SECURITIES AND

                                     (more)

ELDER-BEERMAN REVISES PROXY STATEMENT . . . PAGE 4

EXCHANGE COMMISSION AND MAILED TO ELDER-BEERMAN SHAREHOLDERS, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE ANNUAL MEETING.

     The nation's ninth largest independent department store chain, The Elder-Beerman Stores Corp. is headquartered in Dayton, Ohio and operates 60 department stores in Ohio, West Virginia, Indiana, Michigan, Illinois, Kentucky, Wisconsin and Pennsylvania. Elder-Beerman also operates two furniture superstores. The company has announced it will open three new stores in 2000.

This press release contains "forward-looking statements," including predictions of future operating performance, events or developments such as our future sales, profits, expenses, income and earnings per share. In addition, words such as "expects," "anticipates," "intends," "plans," "believes," "hopes," and "estimates," and variations of such words and similar expressions, are intended to identify forward-looking statements.

Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove inaccurate, there is no assurance that forward-looking statements will prove to be accurate. Many factors could materially affect our actual future operations and results, including the following: increasing price and product competition; fluctuations in consumer demand and confidence; the availability and mix of inventory; fluctuations in costs and expenses; the effectiveness of advertising, marketing and promotional programs; weather conditions that affect consumer traffic in stores; the continued availability and terms of financing; the outcome of pending and future litigation; consumer debt levels; and other general economic conditions that affect retail operations and sales, such as the rate of employment, inflation and interest rates and the condition of the capital markets.

Elder-Beerman undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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